Exhibit 99

WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP

FORM 10-QSB SEPTEMBER 30, 2004

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1.                                       Statement of Cash Available for Distribution for the three months ended September 30, 2004:

Net loss	$(30,000)
Add: Cash from reserves	30,000

Cash Available for Distribution	$—

2.                                       Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2004:

Entity Receiving	Form of
Compensation	Compensation	Amount

None

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